UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 26, 2023
CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-35603	20-5717694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHUY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Clawback Policy
On October 26, 2023, the Board of Directors (the “Board”) of Chuy’s Holdings, Inc. (the “Company”) adopted a Clawback Policy (the “Clawback Policy”) in order to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10D-1 of the Exchange Act and the listing standards adopted by the Nasdaq Stock Market.
The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers (as defined in the Clawback Policy) of the Company in the event that the Company is required to prepare an accounting restatement.
The foregoing description of the Clawback Policy is a summary only and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Appointment of Chief Operating Officer
On October 26, 2023, the Board appointed John Korman as the Company’s Chief Operating Officer. Mr. Korman, age 46, had previously served as the Company’s Senior Vice President of Operations since June 2023 and as Vice President of Operations from July 2018 to June 2023. He joined the Company in May 2000 and served as a Manager from May 2000 to June 2005, as a Kitchen Manager from July 2005 to December 2007, as a General Manager from January 2008 to December 2010, as an Area Supervisor from January 2011 to December 2014 and as Director of Operations from January 2015 to June 2018.
In connection with his appointment as Chief Operating Officer, the Company entered into an employment agreement with Mr. Korman on October 26, 2023 (the “Korman Employment Agreement”). The Korman Employment Agreement does not have a fixed term. The Korman Employment Agreement provides that Mr. Korman will receive an annual base salary of at least $245,426 and will be eligible to receive a target short-term incentive program payout of 30% of his annual base salary, based upon the achievement of performance objectives determined by the compensation committee with a minimum and maximum payout of 0% and 60% of his annual base salary, respectively. Beginning on February 15, 2024, Mr. Korman will be eligible to receive a target short-term incentive program payout of 50% of his annual base salary, based upon the achievement of performance objectives determined by the compensation committee with a minimum and maximum payout of 0% and 100% of his annual base salary, respectively; provided that Mr. Korman’s short-term incentive program payout for the 2024 fiscal year will be prorated to reflect such changes in percentages and annual base salary, if applicable, as of February 15, 2024.
Additionally, pursuant to the Korman Employment Agreement, Mr. Korman is eligible to receive a targeted annual equity award equal to 50% of his base salary, as determined and authorized from time to time by the compensation committee and subject to the terms and conditions of the Chuy’s Holdings, Inc. 2020 Omnibus Incentive Plan or any successor plan (the “Equity Plan”) and any award agreements governing the grant of equity awards. The Korman Employment Agreement also provides that Mr. Korman will be eligible to participate in the Company’s employee plans, including any health, disability or group life insurance plans or any retirement or non-qualified deferred compensation plans that are generally made available to the Company’s other senior executives and will be entitled to four weeks paid vacation per calendar year to be taken in accordance with the Company’s vacation policy.
The Korman Employment Agreement provides for severance benefits if Mr. Korman’s employment is terminated without cause (as defined in the Korman Employment Agreement) or by Mr. Korman for good reason (as defined in the Korman Employment Agreement), subject to Mr. Korman’s compliance with certain assignment of invention, confidentiality, non-compete, non-solicitation and non-disparagement obligations and the execution of a general release of claims. In the event the employment of Mr. Korman is terminated without cause or by Mr. Korman for good reason, he is entitled to continue to receive one year’s base salary following his termination and an amount equal to his target short-term incentive program payout for the year his employment was terminated. Additionally, in the event Mr. Korman’s employment is terminated without cause or by him for good reason, Mr. Korman is entitled to continue to receive the amount that the Company was subsidizing for his and his dependents’ medical and dental insurance coverage during the same period he is entitled to continue to receive his base salary after his termination.
The Korman Employment Agreement also provides that if (1) Mr. Korman’s employment is terminated on account of Mr. Korman’s death or disability (as defined in the Korman Employment Agreement) or (2) Mr. Korman’s employment is terminated without cause or by him for good reason, in each case, on or during the 24 month period after a change in control (as defined in the Equity Plan), subject to his compliance with certain assignment of invention, confidentiality, non-compete, non-solicitation and non-disparagement obligations and the execution of a general release of claims, then any unvested or unexercisable portion of any award granted to Mr. Korman under the Equity Plan shall become fully vested or exercisable.
The foregoing description of the Korman Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Korman Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.
In connection with his appointment as Chief Operating Officer, Mr. Korman also entered into the Company’s standard form of indemnification agreement. Additionally, there are no relationships between Mr. Korman and the Company that would require disclosure under Item 404(a) of Regulation S-K.
Appointment of Chief Culinary and Procurement Officer
On October 26, 2023, the Board appointed John Mountford as the Company’s Chief Culinary and Procurement Officer. Mr. Mountford had previously served as the Company’s Chief Operating Officer since September 2018.
In connection with his appointment as Chief Culinary and Procurement Officer, the Company entered into an Amendment to Employment Agreement with Mr. Mountford on October 26, 2023 (the “Amendment”). The Amendment provides that (1) Mr. Mountford will serve as Chief Culinary and Procurement Officer, (2) effective February 15, 2024, Mr. Mountford will receive an annual base salary of at least $250,000 and (3) effective February 15, 2024, Mr. Mountford will be eligible to receive a target short-term incentive program payout of 30% of his annual base salary, based upon the achievement of performance objectives determined by the compensation committee with a minimum and maximum bonus of 0% and 60% of his annual base salary, respectively; provided that Mr. Mountford’s short-term incentive program payout for the 2024 fiscal year will be prorated to reflect such changes in percentages and annual base salary as of February 15, 2024.
The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Clawback Policy
10.2	Employment Agreement, dated October 26, 2023, between Chuy’s Holdings, Inc., Chuy’s Opco, Inc. and John Korman
10.3	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.8 of Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-176097), filed on July 11, 2012)
10.4	Amendment to Employment Agreement, dated October 26, 2023, between Chuy’s Holdings, Inc., Chuy’s Opco, Inc. and John Mountford
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Name: Jon W. Howie Title: Vice President and Chief Financial Officer

Date: October 30, 2023